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                                                                   Exhibit 10.4

                   YOUNG & RUBICAM HOLDINGS INC.
                       RESTRICTED STOCK PLAN


1.    Purpose of the Plan

      The purpose of the Young & Rubicam Holdings Inc. Restricted Stock Plan is to promote the interests of the Company and its stockholders by providing the key employees of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company and its Affiliates and to improve the growth and profitability of the Company.

2.    Definitions

      As used in this Plan, the following capitalized terms shall have the following meanings:

      (a) "Account" shall mean any account established in the Trust pursuant to Section 4.3 herein to represent an Award.

      (b) "Affiliate" shall mean any entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under
Section 414(b), 414(c), 414(m) or 414(o) of the Code, and any joint venture or partnership 10% or more of the profits or capital interest of which is owned by the Company or an Affiliate.

      (c) "Additional Award" shall have the meaning set forth in
Section 4.2 herein.

      (d) "Award" shall mean any award of Common Stock to an Eligible Employee in the manner provided in Section 4 herein.

      (e) "Beneficial Ownership" shall have the meaning set forth in the Stockholders' Agreement.


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      (f)  "Board" shall mean the Board of Directors of the Company.

      (g) "Cause" shall have the meaning set forth in the Stockholders' Agreement.

      (h)  "CEO" shall mean the chief executive officer of the Company.

      (i) "Change of Control" shall mean (i) a transfer by the HFCP Investors of Beneficial Ownership of shares of Common Stock to any person (including a group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) representing at least 30% of the then Outstanding Shares; or (ii) so long as the Management Voting Trust owns at least 20% of the then Outstanding Shares, (A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act), other than the HFCP Investors and their Affiliates and the Management Voting Trust (and the Voting Trustees thereof), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of shares representing both (x) more than one-third of the Outstanding Shares and (y) more shares than the number of Outstanding Shares then held by the Management Voting Trust, or
(B) the Management Voting Trust and the HFCP Investors no longer collectively owning both a majority of the Outstanding Shares and a majority of the Fully Diluted Shares, or (C) approval by the shareholders of the Company of a reorganization, merger, consolidation, share exchange or similar transaction (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Shares, the Fully Diluted Shares and the voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Company Voting Securities") immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than two-thirds of, respectively, the then Outstanding Shares, the then Fully Diluted Shares and the voting power of the then outstanding Company Voting Securities, as the case may be, of the corporation resulting from


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such Business Combination or its ultimate parent corporation in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Shares, the Fully Diluted Shares and the voting power of the Company Voting Securities, as the case may be, or (D) (x) a complete liquidation or dissolution of the Company or (y) sale or other disposition of all or substantially all of the assets of the Company other than into or to a corporation with respect to which, immediately following such liquidation, dissolution, sale or disposition, more than two-thirds of, respectively, the then Outstanding Shares, the then Fully Diluted Shares and the voting power of the then outstanding Company Voting Securities is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares, the Fully Diluted Shares and the voting power represented by the Company Voting Securities immediately prior to such liquidation, dissolution, sale or disposition in substantially the same proportion as their ownership of the Outstanding Shares, the Fully Diluted Shares and the voting power represented by the Company Voting Securities, as the case may be, immediately prior to such liquidation, dissolution, sale or disposition.

      (j) "Claim Notice" shall have the meaning set forth in the Contribution Agreement.

      (k) "Closing" shall have the meaning set forth in the Contribution Agreement.

      (l) "Closing Awards" shall have the meaning set forth in
Section 4.1 herein.

      (m) "Closing Date" shall have the meaning set forth in the Contribution Agreement.

      (n) "Code" shall have the meaning set forth in the Contribution Agreement.

      (o) "Committee" shall mean the Compensation Committee appointed by the Board pursuant to the bylaws of the Company and, to the extent then in effect, the Stockholders' Agreement.


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      (p) "Common Stock" shall have the meaning set forth in the
Stockholders' Agreement. Shares of Common Stock shall also include Voting Trust Certificates representing shares of Common
Stock, as the context may require.

      (q) "Company" shall mean Young & Rubicam Holdings Inc., a
New York corporation, and its successors.

      (r) "Company Merger" shall have the meaning set forth in the Stockholders' Agreement.

      (s) "Consent Period" shall mean the period during which the HFCP Investors shall have the right to approve transactions pursuant to Section 5.04(b) of the Stockholders' Agreement.

      (t) "Contribution Agreement" shall mean the Contribution Agreement, dated October 30, 1996, by and among the HFCP Investors, the Company, Young & Rubicam Inc., a Delaware corporation, the "Restricted Stock Trust" (as defined therein) and Y&R, as it may be amended from time to time.

      (u) "Eligible Employee" shall mean any Employee who is a director or key executive of the Company or an Affiliate or who, in the judgment of the CEO, should be eligible to participate in the Plan due to the services he performs on behalf of the Company or an Affiliate. Directors who are not Employees of the Company or its Affiliates shall not be eligible to participate in the Plan.

      (v) "Employment" shall mean active employment with the Company or any Affiliate or any predecessor thereof. Employment shall also include work by any Person as an independent contractor for the Company or any Affiliate or any predecessor thereof, as the Committee may determine. "Employee" and "Employed" shall have correlative meanings.


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      (w) "Fully Diluted Shares" shall have the meaning set forth in the Stockholders' Agreement.

      (x) "Grant" shall mean a grant of an Award under the Plan and evidenced by a Restricted Stock Agreement.

      (y) "HFCP Investors" shall have the meaning set forth in the Contribution Agreement.

      (z) "Hold-Back" shall have the meaning set forth in Section
5 herein.

      (aa) "Hold-Back Amount" shall have the meaning set forth in
Section 5 herein.

      (bb) "Indemnitees" shall have the meaning set forth in the Contribution Agreement.

      (cc) "Initial Public Offering" shall have the meaning set forth in the Stockholders' Agreement. For purposes of the Plan, an Initial Public Offering shall occur on the closing date of such Initial Public Offering.

      (dd) "Management Designee" shall have the meaning set forth in the Stockholders' Agreement.

      (ee) "Management Voting Trust" shall mean the voting trust created under the Management Voting Trust Agreement.

      (ff) "Management Voting Trust Agreement" shall mean the Management Voting Trust Agreement entered into as of December 12, 1996, by and among the Company, Young & Rubicam Inc., a New York corporation, Young & Rubicam Inc., a Delaware corporation, the "Management Investors" and the "Voting Trustees" (each as defined therein), as it may be amended or supplemented from time to time.


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      (gg) "Order" shall have the meaning set forth in the
Contribution Agreement.

      (hh) "Outstanding Shares" shall have the meaning set forth in the Stockholders' Agreement.

      (ii) "Participant" shall mean an Eligible Employee to whom a Grant of an Award under the Plan has been made.

      (jj) "Permanent Disability" shall have the meaning set forth in the Stockholders' Agreement.

      (kk) "Permitted Transferee" shall have the meaning set forth in Section 7.2 herein.

      (ll) "Person" shall have the meaning set forth in the Contribution Agreement.

      (mm) "Plan" shall mean the Young & Rubicam Holdings Inc.
Restricted Stock Plan, as it may be amended from time to time.

      (nn) "Public Market Value" shall have the meaning set forth in the Stockholders' Agreement.

      (oo) "Qualified Retirement" shall have the meaning set forth in the Stockholders' Agreement.

      (pp) "Registration Rights Agreement" shall have the meaning set forth in the Contribution Agreement.

      (qq) "Regular Valuation" shall have the meaning set forth in the Stockholders' Agreement.


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      (rr) "Restricted Stock Agreement" shall mean an agreement
entered into by each Participant and the Company evidencing the Grant of an Award pursuant to the Plan.

      (ss) "Securities Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

      (tt) "Stockholders' Agreement" shall mean the stockholders' agreement dated December 12, 1996, by and among the Stockholders
(as defined therein), the Company, Young & Rubicam Inc., a New
York corporation, and Young & Rubicam Inc., a Delaware corporation, as it may be amended from time to time.

      (uu) "Transfer" shall have the meaning set forth in Section
7.1 herein.

      (vv) "Trust" shall mean the trust established pursuant to the Plan.

      (ww) "Trustee" shall mean the trustee of the Trust in its capacity as such trustee.

      (xx) "Trust Instrument" shall mean the instrument establishing the Trust as provided in Section 3.5.

      (yy) "Ultimate General Partner" shall have the meaning set forth in the Contribution Agreement.

      (zz) "Unallocated Account" shall mean the account established under the Trust in which all unallocated shares of Common Stock held by the Trust shall be held.

      (aaa) "Vesting Event" shall mean (i) the date of the six-month anniversary of an Initial Public Offering, (ii) Qualified Retirement during the six-month period after an Initial Public Offering, (iii) involuntary termination of Employment by the Company without Cause during the six-month period after an Initial Public Offering, (iv) voluntary termination of Employment by the Participant with the Company's prior written approval during the six-month period after


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an Initial Public Offering, (v) termination of Employment
by reason of death or Permanent Disability during the six-month period after an Initial Public Offering, (vi) a Change of Control or (vii) with the written consent of the HFCP Investors during the Consent Period, to the extent the event occurs prior to an Initial Public Offering, and the Management Voting Trust, the occurrence of any other event as may be determined by the Committee.

      (bbb) "Voting Trust Certificate" shall have the meaning set forth in the Management Voting Trust Agreement.

      (ccc) "Y&R" shall mean, collectively, Young & Rubicam Inc., a New York corporation (and its wholly-owned subsidiary, Y&R Partner Two Inc.), and Young & Rubicam L.P., a Delaware limited partnership, and their respective subsidiaries and predecessors.

3.    Administration of the Plan

      The Committee shall administer the Plan. No member of the Committee shall be disqualified from participating in any act or decision by reason of the fact that it may affect any Award Granted to such member hereunder, except to the extent that such act or decision relates specifically and exclusively to such Award Granted to such member. Unless otherwise specified herein, any act or decision of the Committee shall be made by a majority of the members of the Committee.

      3.1 Powers of the Committee. Subject to the provisions of the Plan, in addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to Grant Awards; (b) to consult with the CEO regarding which Eligible Employees should receive Grants of Additional Awards, the time or times when such Grants should be made and the number of shares of Common Stock subject to each such Additional Award;
(c) to accelerate the vesting of any or all Awards and consequent release of the shares of Common Stock held in any or all Accounts (provided, that such action shall be effective only with the


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written consent of the HFCP Investors during the Consent Period to the extent such action would result in an Award vesting prior to an Initial Public Offering); (d) to prescribe the form of any instrument evidencing an Award; (e) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (f) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Awards; (g) to make all other determinations necessary or advisable for the administration of the Plan; and (h) to determine which Company or Affiliate shall be the grantor of any Award.

      3.2 Determinations of the Committee. Any Grant, determination, prescription or other act of the Committee shall be final and conclusively binding upon all Persons.

      3.3 Indemnification of the Committee. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and save harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person's testator or intestate, is or was a member of the Committee.

      3.4 Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be required to Grant any Award or issue or deliver any certificates evidencing shares of Common Stock pursuant to the vesting of any Award, (a) unless and until the Committee has determined, with advice of counsel, that Grant of such Award or the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded, and (b) prior to the Initial Public
Offering or a registered public offering pursuant to the Registration Rights Agreement, if the effect of such Grant or issuance or delivery would be to require the Company to register any class of any securities of the Company under the Securities Exchange Act. The Company


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shall in no event be obligated to register such shares of
Common Stock or to take any other action in order to comply with any such law, regulation or requirement with respect to the Grant of such Award or the issuance and delivery of such certificates. In addition to the terms and conditions provided herein, the Committee may require that a Participant or Permitted Transferee make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary in order to comply with any such laws, regulations or requirements.

      3.5 Trust. The Trust shall be administered by the Trustee pursuant to the Trust Instrument, which shall contain such terms and conditions as the Board shall approve. The Plan and any Awards Granted thereunder shall be subject to the terms and conditions of the Trust Instrument applicable to such Awards as if the same were incorporated herein. The Trustee shall be selected by, and serve at the pleasure of, the Board and shall not be the Company or any director, officer or employee of the Company. The Board may at any time replace the Trustee with another Trustee selected by the Board.

4.    Awards

      Subject to the provisions of this Plan (including any adjustment as provided in Section 12.3), the Committee may Grant to Participants Awards of Common Stock of the Company which, in the aggregate, do not exceed 739,130 shares of Common Stock. To the extent Awards Granted under the Plan become vested, the shares of Common Stock covered thereby will be unavailable for future Grants under the Plan. To the extent that any Awards Granted under the Plan are forfeited prior to vesting, Additional Awards may be Granted with respect to the shares of Common Stock covered thereby.

      4.1 Closing Awards. The Committee shall, at the Closing,
Grant Awards in an aggregate amount of up to 443,478 shares of Common Stock to such Eligible Employees and in


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such amounts per each such Eligible Employee's Award as may be recommended by the CEO with the approval of the HFCP Investors. Awards Granted pursuant to this Section 4.1 shall be known as "Closing Awards." If the aggregate number of shares of Common Stock subject to Closing Awards is less than 443,478, any such remaining shares of Common Stock shall be available for issuance pursuant to Additional Awards in accordance with Section
4.2 herein.

      4.2 Additional Awards. (a) The Committee may, at any time after the Closing, Grant Awards in an aggregate amount of up to 295,652 shares of Common Stock (plus any remaining shares of Common Stock which were not subject to Closing Awards as set forth in Section 4.1 and such additional shares of Common Stock as may become available for Grant as Additional Awards through the forfeiture of unvested Awards) to such Eligible Employees and in such amounts per each such Eligible Employee's Award as may be recommended by the CEO in consultation with the Committee.

      (b) With respect to any Award Granted after the occurrence of an Initial Public Offering or a Change of Control, the Committee may revise the definition of Vesting Event as it may determine; provided, however, that at least one Management Designee on such Committee votes in favor of such action. The Committee may provide, at the time of the Grant of an Additional Award, that such Additional Award will not vest upon the occurrence of any or all of the events listed in clauses (i) through (vi), inclusive, of the definition of Vesting Event if such event occurs within six months after the Grant of such Additional Award.

      (c) To the extent that Awards have not been Granted with respect to all of the shares of Common Stock available for the Grant of Awards to Participants under the Plan prior to the sixth anniversary of the Closing Date, the Management Voting Trust may Grant the remaining Additional Awards (plus such Additional Awards as may become available for Grant through the forfeiture of unvested Awards on or after the six-year anniversary of the Closing Date) to


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such Eligible Employees and in such amounts per each such
Eligible Employee's Award and with such terms and conditions as it may determine in its sole discretion.

      (d) Awards Granted pursuant to this Section 4.2 shall be known as "Additional Awards."

      4.3 Establishment of Accounts. Upon the Granting of any Award, an Account shall be established in the Trust for the Participant to whom such Award was Granted with respect to such Award, and such Award shall be made by an allocation of shares of Common Stock held in the Unallocated Account of the Trust to the Participant's Account in the number set forth in the Restricted Stock Agreement. Such shares of Common Stock shall be held in such Participant's Account and in the Trust until released or forfeited pursuant to Section 5 and 6 or Sections 7 and 8, respectively, hereof or pursuant to the terms of the Trust Instrument and such shares of Common Stock held in each such Account shall, until released, be registered in the name of the Trustee or its nominee or a nominee of a depository selected by the Trustee.

      4.4 Restricted Stock Agreement. Each Award shall be evidenced by a written agreement executed by the Company and the Participant to whom such Award was Granted (each, a "Restricted Stock Agreement"). Such Restricted Stock Agreement shall contain the terms and conditions, including the Vesting Events, with respect to such Award.

5.    Distribution in Connection with Indemnification.

      Pursuant to Article IX of the Contribution Agreement and the terms of the Trust Instrument with respect to certain indemnity provisions, distributions of shares of Common Stock and other property may be made to the Company by the Trustee out of the Trust for the purpose of further distribution by the Company to the Indemnitees. The Trustee shall in no event distribute amounts held in the Participants' Accounts to Participants in accordance with the Plan prior to the later of (i) delivery to the HFCP Investors of the Company's audited


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financial statements for the year ending December 31, 1997
and (ii) with respect to shares of Common Stock having an aggregate Public Market Value (as of the date of the Regular Valuation preceding, and closest in time to, the date of the applicable Claim Notice) equal to the amount subject to any Claim Notice then pending and unpaid, the earlier of the date such pending claim for indemnification is (A) paid to the Indemnitee or Indemnitees, (B) determined pursuant to a final Order not to be payable or (C) the HFCP Investors and the Management Voting Trust otherwise agree (such restriction on distribution, a "Hold-Back" and the shares of Common Stock subject to such a Hold-Back, the "Hold-Back Amount"). Any such distributions with respect to Indemnitees or Hold-Back shall be made from or applied to the assets of the Trust as follows until such claims are satisfied or such Hold-Back Amount is satisfied: (a) first, from any shares of Common Stock held in the Unallocated Account (or any such shares represented by Voting Trust Certificates held in the Unallocated Account), (b) second, from any shares of Common Stock held in the Participants' Accounts (or any such shares represented by Voting Trust Certificates held in such Accounts),
(c) third, from any other property (pursuant to valuation procedures to be agreed between the HFCP Investors and the Management Voting Trust) held in the Unallocated Account and (d) fourth, from any other property (pursuant to valuation procedures to be agreed between the HFCP Investors and the Management Voting Trust) held in the Participants' Accounts; provided, however, that no such shares or other property shall be subject to distribution with respect to Indemnitees or Hold-Back, unless the date of the Claim Notice with respect thereto is prior to the later of (i) the receipt by the HFCP Investors of the Company's audited financial statements for the year ending December 31, 1997 and (ii) the occurrence of an Initial Public Offering or Change of Control. With respect to any distributions made from (or any Hold-Back Amount restricted from being distributed out of) Participants' Accounts, each such Account shall be reduced (or shall be subject to Hold-Back) pro rata with respect to shares of Common Stock under clause (b) above and then pro rata with respect to any other property under clause (d) above. The Company shall not be obligated to contribute any cash, shares of Common Stock or other


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property to the Trust to compensate for any such reductions to (or Hold-Back on) Participant's Accounts as a result of this
Section 5. Upon the occurrence of a Vesting Event, Participants shall be entitled to receive only the shares of Common Stock held in their Accounts at the time of such Vesting Event which are not subject to any Hold-Back and shall have no further claim against the Company or the Trust as a result of any reduction of (or Hold-Back on) such Accounts under this Section 5 unless and to the extent any Hold-Back is subsequently released or shares of Common Stock are subsequently returned to the Trust by the Indemnitees.

6.    Vesting

      6.1 Vesting Event. Subject to Section 5 of the Plan, upon the occurrence of a Vesting Event, the shares of Common Stock then held in each Account of each Participant shall be released, and, as soon as practicable following such Vesting Event, the Trustee shall deliver certificates of shares of Common Stock (legended as provided in Section 6.03 of the Stockholders' Agreement), duly endorsed for transfer, or, if the Management Voting Trust Agreement is still in effect, Voting Trust Certificates (legended as provided in Section 2.1 of the Management Voting Trust Agreement), evidencing such shares to each such Participant or Permitted Transferee; provided, however, that to the extent that the release of such shares of Common Stock would result in an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code being payable to any Participant, such release, to the extent necessary to avoid such "excess parachute payment," of such shares shall, if the Company then meets the requirement set forth in Section 280G(b)(5)(A)(ii)(I) of the Code, be subject to approval by shareholders of the Company in accordance with Section 280G(b)(5)(B) of the Code.

      6.2 Withholding. At the time of a Vesting Event, a Participant or Permitted Transferee may request, subject to the approval of the Committee, that the Trustee withhold and remit to the Company a number of the shares of Common Stock that are to be distributed to the Participant or Permitted Transferee the value of which would be sufficient to satisfy the


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applicable withholding taxes or other similar charges incurred in connection with the receipt of such shares, or, if the Committee consents, the value of which would be sufficient to satisfy the estimated total taxes and charges that would be incurred by the Participant or Permitted Transferee as a result of the receipt of such shares. Otherwise, the Participant or Permitted Transferee either must (a) pay to the Company in cash an amount sufficient to satisfy such withholding taxes or other similar charges or (b) subject to the approval of the Committee, deliver (i) shares of Common Stock already owned by such Participant or Permitted Transferee in a number the value of which would be sufficient to satisfy such withholding taxes or other similar charges or, if the Committee consents, the value of which would be sufficient to satisfy the estimated total taxes and charges that would be incurred by the Participant or Permitted Transferee as a result of such exercise or (ii) with the written consent of the HFCP Investors during the Consent Period, a recourse note to the Company with such terms and conditions as the Committee may require, including any pledge of the related shares. Shares of Common Stock either withheld or delivered to satisfy withholding taxes or other similar charges pursuant to this Section 6.2 shall be valued at the same value as the shares of Common Stock received pursuant to the Plan are valued by the Company at that time for purposes of determining applicable withholding taxes or other similar charges. For purposes of this Section 6.2, a Participant or Permitted Transferee shall be deemed to have delivered shares of Common Stock held in the Management Voting Trust by delivering his Voting Trust Certificate to the Management Voting Trust which Voting Trust Certificate shall be returned to such Participant or Permitted Transferee after having been adjusted to reflect the delivery of such shares in accordance with Section 3.4 of the Management Voting Trust Agreement.

7.    Transfer Restrictions

      7.1 General. No Participant may directly or indirectly sell, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of (each, a "Transfer") any shares of Common


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Stock held in any Account for such Participant, and no Transfer by any Participant of any such shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in such shares and such Transfer shall be null and void. If any Participant shall attempt to Transfer any such shares, or if any Participant shall fail to comply with any of the terms or conditions of the Plan or any Restricted Stock Agreement executed by such Participant pursuant to Section 4.4 and such failure shall not be remedied within ten days after such Participant has received notice of such failure from the Committee, the Committee may, in its sole discretion, declare any of the shares of Common Stock held in any Account for such Participant to be forfeited without payment of any consideration therefor.

      7.2 Transfer Upon Death. Notwithstanding any other provision of the Plan, any shares of Common Stock which are to be released from any Account of a Participant as a result of the death of such Participant during the six-month period after an Initial Public Offering may be Transferred to a transferee by will or the laws of intestate succession (a "Permitted Transferee"); provided, however, that no such Transfer shall be effective to bind the Company unless (a) the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the Transfer and (b) such Permitted Transferee (i) agrees in writing to be bound by the Plan and the Restricted Stock Agreement, as if he had been an original signatory thereto, and (ii) executes and delivers to the Committee such documents as may be requested by the Committee from time to time, including without limitation, any voting trust or stockholders' agreement or supplement thereto as the Committee may prescribe.

8.    Termination of Employment

      In the event that a Participant's Employment is terminated for any reason prior to a Vesting Event, any Award of such Participant and all of the Common Stock held at the time of


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such termination in any Account for such Participant shall be forfeited on the date of such termination without payment of any consideration therefor.

9.    Unallocated Shares

      9.1 General. Upon the execution and delivery of the Trust Instrument, the Company shall deliver to the Trustee $7,391.30. Promptly after the execution and delivery of the Trust Instrument, the Company shall deliver 739,130 shares of Common Stock in exchange for such cash. The delivery of such shares of Common Stock by the Company to the Trustee shall constitute a deemed representation by the Company to the Trustee that, subject to Section 630 of the New York Business Corporation Law, such shares are validly issued, fully paid, nonassessable and outstanding. The shares of Common Stock delivered to the Trustee shall be held in the Unallocated Account until allocated to an Account pursuant to Section 4 herein. Any unallocated shares of Common Stock held by the Trust shall be held in the Unallocated Account, including any shares of Common Stock forfeited by a Participant pursuant to Section 7 or 8 herein, until allocated to an Account pursuant to Section 4 herein.

10.   Dividends

      10.1 Participants' Accounts. Subject to Section 5 of the Plan, each dividend payable solely in cash with respect to any shares of Common Stock held in any Account for any Participant shall be remitted to such Participant from time to time as the Committee, in its sole discretion, shall determine; provided, however, that the Trustee shall deduct from such dividend and remit to the Company an amount equal to the aggregate amount of any taxes or other charges the Company is required by applicable law to withhold with respect to the remittance of such dividend. Except as the Committee may otherwise provide, each dividend not payable solely in cash, and any cash (other than cash distributed in a dividend payable solely in cash), stock, securities or other property, received with respect to or in exchange for


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


any shares of Common Stock held in any Account shall be held in the Trust in such Account and shall be treated for the purposes hereof as though such dividend, cash, stock, securities or other property were part of such shares of Common Stock held in such Account; provided, however, that any such cash held in any such Account may be invested by the Trustee for the benefit of such Account in accordance with investment guidelines prescribed by the Committee.

      10.2 Unallocated Account. Each dividend and any capital stock (or other securities) of the Company, cash, stock, securities or other property received with respect to or in exchange for any unallocated shares of Common Stock held in the Unallocated Account of the Trust shall be held in the Unallocated Account and shall be treated for the purposes hereof as though such dividend, cash, stock, securities or other property were part of such unallocated shares; provided, however, that any cash held in the Unallocated Account may be invested by the Trustee for the benefit of the Unallocated Account in accordance with investment guidelines prescribed by the Committee.

11.   Voting

      The Restricted Stock Trust is a party to the Management Voting Trust Agreement and is bound thereby. While the Management Voting Trust Agreement is still in effect, it shall govern with respect to the voting of shares of Common Stock held in the Trust. After the Management Voting Trust Agreement is no longer in effect, the provisions of this Section 11 shall govern with respect to the voting of shares of Common Stock held in the Trust. Each Participant shall be entitled to instruct the Trustee as to the voting of any shares of Common Stock held in any Account for such Participant. The Company shall, at the time of mailing notice of any annual or special meeting of the stockholders of the Company, send to the Trustee a copy for the records of the Trustee and a copy for each Participant of such notice and of all proxy solicitation material relating to such meeting, and the Trustee shall promptly


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


forward a copy of such notice and material to each Participant. Each Participant may instruct the Trustee in writing how the shares of Common Stock held in any Account for such Participant shall be voted for such meeting, and the Trustee shall vote the shares of Common Stock held in any Account for any Participant in accordance with such instructions as such Participant may give the Trustee in a timely manner. Shares of Common Stock held in any Account with respect to which no such instructions are so given and unallocated shares of Common Stock held in the Unallocated Account shall be voted by the Trustee pro rata in accordance with the vote of the allocated shares of Common Stock as to which such instructions are so given.

12.   Administration of the Plan and Awards

      12.1 Termination of the Plan and Awards. No Awards shall be Granted under the Plan after the tenth anniversary of the Closing Date. The Committee, with the written consent of the HFCP Investors during the Consent Period and the Management Voting Trust, may at any time terminate the Plan and may at any time terminate any Awards then outstanding, whether or not vested; provided, however that no such action will, without the consent of a Participant, adversely affect his rights under an outstanding Award; and provided, further, that upon any such termination of the Plan or of an outstanding Award, the Committee may, with the written consent of the HFCP Investors during the Consent Period and the Management Voting Trust, either (a) declare a Vesting Event to have occurred at the time of such termination and release shares of Common Stock to Participants in accordance with the Plan or (b) in full consideration of termination of an Award, cause the Company to pay to a Participant an amount in cash equal to the value of the shares of Common Stock subject to such Award (and any cash or other property held in such Account), minus any applicable withholding taxes or other similar charges; and provided, further, that upon any such termination of the Plan, the Committee shall distribute any unallocated shares of Common Stock remaining in the

Unallocated Account within two years after such termination to such Eligible Employees as the Committee may designate. For purposes of this Section 12.1, the value of such shares of Common Stock and other property shall be determined as the value at which the Company would have valued such shares or other property had a Vesting Event occurred at that time for purposes of determining applicable withholding taxes or other similar charges. Notwithstanding any provision herein to the contrary, in no event shall any shares of Common Stock revert to the Company as a result of the termination of the Plan or the Trust.

      12.2 Amendment of Plan and Awards. The Committee may, with the written consent of the HFCP Investors during the Consent Period and the Management Voting Trust, at any time revise or amend the Plan or the terms and conditions of the Awards in any respect whatsoever; provided, however, that in either case any such amendment shall not impair the Participants' rights under any outstanding Awards without such Participants' consent.

      12.3 Adjustment Upon Changes in Company Stock.

      (a) Changes in Capitalization. The Committee shall, in its absolute discretion, adjust any outstanding Awards to reflect any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of Participants under the Awards. In the event of any change in the number of shares of Common Stock outstanding by reason of an event or change as set forth in the prior sentence, the maximum aggregate number of shares of Common Stock with respect to which Awards may be Granted under the Plan shall be appropriately adjusted by the Committee.

      (b) No Other Rights. Except as expressly provided in the Plan or the Restricted Stock Agreements evidencing the Awards, the Participants shall not have any rights by reason of any subdivision or consolidation of shares of Common Stock or shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of Common Stock or shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Restricted Stock Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to such Awards.

      12.4 Rights as Stockholders. Except as otherwise expressly provided herein, the Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Awards Granted pursuant to the Plan or held in any Accounts in the Trust until the date such shares are released to such Participants from the Trust as provided herein.

      12.5 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the Grant of the Awards.

12.6 Delivery of Documents. As a condition to the Grant of any Award to an Eligible Employee under the Plan, such Eligible Employee shall execute and deliver to the Committee such documents as may be requested by the Committee from time to time, including without limitation, any voting trust or stockholders' agreement or supplement thereto as the Committee may prescribe.

13.   Restrictions on Common Stock

      The shares of Common Stock held by the Trust and the rights and obligations of the Participants and their Permitted Transferees with respect to shares of Common Stock obtained through release pursuant to this Plan shall be governed by the terms and conditions of the Stockholders' Agreement and the Management Voting Trust Agreement while such Agreements are in effect. Notwithstanding any other provision of this Plan, no Person shall be Granted an Award unless he has theretofore become, or concurrently becomes, a party to the Stockholders' Agreement and the Management Voting Trust Agreement while such Agreements are in effect.

14.   Miscellaneous

      14.1 Notices. (a) All notices, requests, demands or other communications required by or otherwise with respect to the Plan shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, by messenger, or by a nationally recognized overnight delivery company, when delivered by telecopy and confirmed by return telecopy, or when delivered by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

      If to the Participant:
           To the address shown on the Restricted Stock
Agreement.

If to the Company:

           Young & Rubicam Holdings Inc.
           285 Madison Avenue
           New York, New York  10017-6486
           Attention:  Stephanie W. Abramson, Esq.
           Facsimile:  (212) 210-5544

      If to the Management Voting Trust:

           Management Voting Trust
           c/o Young & Rubicam Holdings Inc.
           285 Madison Avenue
           New York, New York  10017-6486
           Attention:  Stephanie W. Abramson, Esq., Voting
                       Trustee Representative
           Facsimile:  (212) 210-5544

      If to the HFCP Investors:

           H&F Investors III, Inc.
           One Maritime Plaza
           12th Floor
           San Francisco, California  94111
           Attention:  Philip Hammarskjold
           Facsimile:  (415) 788-0176

(or, as to any party, to such other address as such party shall from time to time designate by written notice to the other parties). Notices sent by registered or certified mail in accordance with this Section 14.1 shall be deemed delivered as of the date posted in the United States mail.

      (b) Whenever the Plan contemplates delivery to, or action (such as consent, approval or waiver) by, (i) the HFCP Investors, delivery to, or action (evidenced in writing) by, the Ultimate General Partner shall bind the HFCP Investors or (ii) the Management Voting Trust, delivery to, or action (evidenced in writing) by, the Voting Trustee representative (set forth in subsection(a) of this Section 14.1) shall bind the Management Voting Trust.

      (c) Whenever the Plan requires delivery to, or action (such as consent, approval or waiver) by, the Management Voting Trust, such delivery or action shall only be required while the Management Voting Trust is extant.

      14.2 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

      14.3 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the Company, the HFCP Investors, Participants and Permitted Transferees shall be enforceable to the fullest extent permitted by law.

      14.4 Expenses and Receipts. The expenses of the Plan shall be paid by the Company.

      14.5 Gender. All references herein to the masculine gender shall include the feminine.

      14.6 Governing Law. Prior to the Company Merger, the Plan shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflict of laws; provided, however, that, following the Company Merger, (a) then with respect to any question of construction arising after such Company Merger, the Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflict of laws and (b) each Participant and Permitted Transferee and each of the HFCP Investors agrees to submit to personal jurisdiction and to waive any objection as to venue of the Court of Chancery in the State of Delaware in connection with any action arising out of or relating to the Plan. Service of process on each Participant and Permitted Transferee and each of the HFCP Investors and the Company in any action arising out of or relating to the Plan shall be effective if served upon such Person by mail in accordance with Section 14.1.


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